Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES FIRST QUARTER FISCAL 2021 OPERATING RESULTS

Uncasville, Connecticut, February 11, 2021 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Mohegan Sun Pocono in Plains Township, Pennsylvania, the MGE Niagara Resorts in Niagara Falls, Canada and INSPIRE Entertainment Resort in Incheon, South Korea, announced today operating results for its first fiscal quarter ended December 31, 2020.

“As we move through the early part of 2021, we have an eye on a broader industry recovery and I am confident in MGE’s position to benefit from it,” said Mario Kontomerkos, President and Chief Executive Officer of MGE. “Performance in the fiscal first quarter was challenging as COVID cases climbed substantially in virtually all of our markets, but the pressure we observed on our revenues and profitability largely began to reverse itself in late December with positive momentum observed throughout January, most notably at Mohegan Sun. Despite these challenges, adjusted EBITDA margin at the flagship property grew versus the prior-year quarter, reflecting the permanence of significant cost reduction efforts undertaken over the last year. Subsequent to the end of the quarter, MGE successfully completed its refinancing which extended our nearest maturities, increased our financial flexibility, and provided us with ample liquidity as we move forward. We remain quite positive that our business has been optimized to benefit from what we foresee to be significant pent-up demand for leisure consumption in the months ahead.”

Selected consolidated operating results for the first quarter ended December 31, 2020 and prior year period (unaudited):

•	Net revenues of $230.8 million vs. $399.1 million in the prior year period, a 42.2% decrease;

•	Income from operations of $10.6 million vs. $43.4 million in the prior year period, a 75.6% decrease; and

•	Adjusted EBITDA of $40.4 million vs. $75.1 million in the prior year period, a 46.2% decrease.

Consolidated net revenues decreased 42.2% as the industry experienced a temporary sequential softening of gaming demand as COVID infection rates increased throughout our operating regions, adding to the negative impact of ongoing COVID-related closures and reductions in capacity. Importantly, visitation and revenue trends started to improve into the end of the calendar year, with the positive momentum continuing into the current quarter. Additionally, MGE was further impacted as Mohegan Sun Pocono was temporarily closed for 23 days in December and early January, while MGE Niagara Resorts remained closed for the entire quarter. Adjusted EBITDA decreased 46.2% during the quarter, reflecting the impact of the property closures noted above and the continued impact of ongoing COVID-related closures and reductions in capacity. Excluding the impact of the closures of Mohegan Sun Pocono and the MGE Niagara Resorts, lower table hold and unfavorable winter weather conditions, net revenues and adjusted EBITDA would have decreased 26.8% and 23.8%, respectively. On an adjusted basis, adjusted EBITDA margin would have been 24.8% for the quarter, up 97 basis points from the prior year, at 23.9%. Despite increased COVID-19 infection rates, property closures and lower table hold, core margin performance was driven by an overall reduction in operating costs and expenses, including lower payroll costs and marketing expenses.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Variance	Percentage Variance
Net revenues	$165,891	$243,335	$(77,444)	(31.8%)
Income from operations	$27,247	$45,065	$(17,818)	(39.5%)
Adjusted EBITDA	$45,050	$65,098	$(20,048)	(30.8%)

Net revenues declined 31.8% during the quarter, driven by sequential declines in both gaming and non-gaming revenues due to higher regional infection rates which temporarily impacted demand beyond the ongoing COVID-related closures and voluntary reductions in non-gaming capacity. Gaming revenues during the quarter declined 22.0%, driven by a 14.7% decline in table volume and a 25.1% decline in slot volume, as well as lower than expected table hold in the period. Importantly, overall visitation and gaming trends improved towards the end of the calendar year and have continued into the new year. Adjusted EBITDA declined 30.8% for the quarter, reflecting the impact from COVID-related reductions in non-gaming capacity and gaming volume noted above, along with lower than expected table hold. Despite these headwinds, adjusted EBITDA margin was 27.2%, up 40 basis points from 26.8% in the prior-year quarter. Adjusting for the impact from lower than expected table hold and weather in the quarter, the adjusted EBITDA margin was 30.0%, up approximately 180 basis points over the prior year, reflecting the permanence of significant cost reduction efforts undertaken at the property over the last year.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Variance	Percentage Variance
Net revenues	$38,085	$61,954	$(23,869)	(38.5%)
Income from operations	$1,356	$7,794	$(6,438)	(82.6%)
Adjusted EBITDA	$4,624	$11,209	$(6,585)	(58.7%)

Net revenues declined 38.5% during the quarter, primarily driven by the 23-day state-mandated property closure beginning December 12th, which added to revenue declines resulting from COVID-related closures and mandated reductions in capacity. Adjusted EBITDA decreased 58.7% during the quarter, reflecting the impact from the state-mandated closure discussed above, along with lower than expected table hold and impact from inclement weather during the period. Adjusting for the property closure and lower than expected table hold in the quarter, net revenues and adjusted EBITDA would have declined approximately 22.8% and 24.6% respectively in the quarter.

MGE Niagara Resorts

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Variance	Percentage Variance
Net revenues	$12,997	$84,974	$(71,977)	(84.7%)
Loss from operations	$(12,521)	$(1,333)	$(11,188)	N.M.
Adjusted EBITDA	$(7,125)	$3,811	$(10,936)	N.M.

(1)	The MGE Niagara Resorts were temporarily closed during the three months ended December 31, 2020 due to COVID-19.

N.M. - Not Meaningful.

EBITDA losses at MGE Niagara Resorts reflect the impact of the properties being temporarily closed for the three months ended December 31, 2020 due to restrictive COVID-19 mandated measures implemented by the Ontario Government. Despite the decline in Adjusted EBITDA, cash flows from the MGE Niagara Resorts during the quarter were approximately breakeven, as Fallsview rent payments have been deferred and the properties continue to receive both the Fixed Service Provider Fee as well as Permitted Capital Expenditures while closed. Efforts to reopen the properties continue, but we are unable to predict when they will reopen at this time.

Management, Development and Other

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Variance	Percentage Variance
Net revenues	$13,315	$9,012	$4,303	47.7%
Income (loss) from operations	$2,073	$(918)	$2,991	N.M.
Adjusted EBITDA	$5,418	$2,130	$3,288	154.4%

N.M.	- Not Meaningful.

Net revenues increased due to continued growth in management fees from ilani, driven by continued EBITDA growth at that property. Also during the quarter ilani opened its 2,700 space parking garage, marking another important milestone in ilani’s impressive development history. Adjusted EBITDA performance also reflects higher expenses associated with ongoing domestic and international development efforts.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2020	December 31, 2019	Variance	Percentage Variance
Net revenues	$230	$108	$122	113.0%
Loss from operations	$(7,538)	$(7,164)	$(374)	(5.2%)
Adjusted EBITDA	$(7,517)	$(7,147)	$(370)	(5.2%)

The decline in adjusted EBITDA was principally due to lower inter-segment labor allocations in the quarter as compared to the prior year period.

MGE Property Information

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Mohegan Sun	$165,891	$243,335	$27,247	$45,065	$45,050	$65,098
Mohegan Sun Pocono	38,085	61,954	1,356	7,794	4,624	11,209
MGE Niagara Resorts	12,997	84,974	(12,521)	(1,333)	(7,125)	3,811
Management, development and other	13,315	9,012	2,073	(918)	5,418	2,130
Corporate	230	108	(7,538)	(7,164)	(7,517)	(7,147)
Inter-segment	263	(331)	(7)	(19)	(7)	(19)

Total	$230,781	$399,052	$10,610	$43,425	$40,443	$75,082

Other Information

Liquidity

As of December 31, 2020 and September 30, 2020, MGE held cash and cash equivalents of $144.5 million and $112.7 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, MGE had $0.8 million of borrowing capacity under its senior secured revolving facility and line of credit as of December 31, 2020.

Recent Developments

Subsequent to the end of the quarter, on January 26, 2021, MGE issued $1.175 billion of 8.000% second priority senior secured notes due 2026 (the “Notes”). The Company also entered into a new credit agreement providing for approximately $263 million in a new revolving senior secured credit facility (the “New Senior Secured Credit Facility”).

The Company applied the proceeds from the Notes and borrowings under the New Senior Secured Credit Facility, together with cash on hand, to fund the repayment, satisfaction, and discharge of certain existing indebtedness of MGE, including all loans outstanding under MGE’s previous senior secured credit facilities, all obligations in respect of MGE’s Main Street term loan facility and MGE’s debt to the Mohegan Tribe in respect of certain subordinated loans, and to pay related fees and expenses.

This is an important milestone for MGE and its partners, as it removes all of the Company’s significant near-term maturities, with MGE’s nearest significant debt maturity now April of 2023, while also providing MGE with ample liquidity, in these uncertain times.

Conference Call

MGE will host a conference call regarding its first quarter of fiscal 2021 operating results on February 11, 2021 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating on the call should dial as follows:

(866) 901-1124

(918) 922-6131 (International)

Conference ID: 1173394

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on February 11, 2021. This replay will run through February 25, 2021.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 1173394

About Mohegan Gaming & Entertainment

MGE is primarily engaged in the ownership, operation and development of integrated entertainment facilities, both domestically and internationally, including: (i) Mohegan Sun in Uncasville, Connecticut, (ii) Mohegan Sun Pocono in Plains Township, Pennsylvania, (iii) Niagara Fallsview Casino Resort, Casino Niagara and the 5,000-seat Niagara Falls Entertainment Centre, all in Niagara Falls, Canada, (iv) Resorts Casino Hotel in Atlantic City, New Jersey, (v) ilani Casino Resort in Clark County, Washington, (vi) Paragon Casino Resort in Marksville, Louisiana and (vii) INSPIRE Entertainment Resort, a first-of-its-kind, multi-billion dollar integrated resort and casino under construction at Incheon International Airport in South Korea. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended	For the Three Months Ended
	December 31, 2020	December 31, 2019
Revenues:
Gaming	$173,201	$264,269
Food and beverage	11,040	50,532
Hotel	16,524	27,589
Retail, entertainment and other	30,016	56,662

Net revenues	230,781	399,052

Operating costs and expenses:
Gaming	98,499	157,188
Food and beverage	11,486	41,693
Hotel	8,792	11,842
Retail, entertainment and other	7,293	24,986
Advertising, general and administrative	48,714	74,214
Corporate	11,105	14,090
Depreciation and amortization	25,974	28,544
Other, net	8,308	3,070

Total operating costs and expenses	220,171	355,627

Income from operations	10,610	43,425

Other income (expense):
Interest income	(2)	751
Interest expense, net of capitalized interest	(41,885)	(35,356)
Loss on modification of debt	(72)	—
Other, net	1,023	(592)

Total other expense	(40,936)	(35,197)

Income (loss) before income tax	(30,326)	8,228
Income tax benefit	3,565	1,196

Net income (loss)	(26,761)	9,424
(Income) loss attributable to non-controlling interests	140	(30)

Net income (loss) attributable to Mohegan Gaming & Entertainment	$(26,621)	$9,394

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income (Loss) to Adjusted EBITDA:
Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2020	December 31, 2019
Net income (loss)	$(26,761)	$9,424
Income tax benefit	(3,565)	(1,196)
Interest expense, net of capitalized interest	41,885	35,356
Loss on modification of debt	72	—
Interest income	2	(751)
Other, net	(1,023)	592

Income from operations	10,610	43,425
Adjusted EBITDA attributable to non-controlling interests	(73)	(134)
Depreciation and amortization	25,974	28,544
Other, net	3,932	3,247

Adjusted EBITDA	$40,443	$75,082

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended December 31, 2020
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$27,247	$17,316	$487	$—	$45,050
Mohegan Sun Pocono	1,356	3,239	29	—	4,624
MGE Niagara Resorts	(12,521)	5,391	5	—	(7,125)
Management, development and other	2,073	7	3,411	(73)	5,418
Corporate	(7,538)	21	—	—	(7,517)
Inter-segment	(7)	—	—	—	(7)

Total	$10,610	$25,974	$3,932	$(73)	$40,443

	For the Three Months Ended December 31, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$45,065	$19,966	$67	$—	$65,098
Mohegan Sun Pocono	7,794	3,477	(62)	—	11,209
MGE Niagara Resorts	(1,333)	5,054	90	—	3,811
Management, development and other	(918)	30	3,152	(134)	2,130
Corporate	(7,164)	17	—	—	(7,147)
Inter-segment	(19)	—	—	—	(19)

Total	$43,425	$28,544	$3,247	$(134)	$75,082

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents net income before interest, taxes and depreciation and amortization.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

Vice President, Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000